EXHIBIT 10.03

SECOND AMENDMENT
TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (“Amendment”) dated effective as of September _, 2005, is made by and between PS BUSINESS PARKS, L.P., a California limited partnership (“Seller”), and Triple Net Properties, LLC, a Virginia limited liability company (“Buyer”).

RECITALS:

A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Escrow Instructions, with an effective date of July 1, 2005, as amended by a First Amendment to Purchase and Sale Agreement and Escrow Instructions dated September 12, 2005 (“Agreement”) pertaining to those certain tracts or parcels situated in City of Beaverton, County of Washington, Oregon, including Buildings 6, 7, 8, 12, 13 and certain undeveloped land within the project commonly known as Woodside Corporate Park, as more particularly described in the Agreement. All capitalized terms not defined herein shall have the same meaning given to them in the Agreement.

B. Seller and Buyer desire to amend the Agreement on the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Seller and Buyer agree that the following provision shall be inserted in the Agreement under Section 5.3 Covenants of Seller, after part (c):

(d) Cooperation with S-X 3-14 Audit, The Seller intends to assign all of its rights, title and interest in and to this Agreement pursuant to an Assignment and Assumption Agreement to be executed prior to Closing such assignment to be approved by Seller in accordance with the terms of Section 10.3 of the Agreement. The assignee may be a publicly registered company (“Registered Company”) promoted by the Buyer. If the Buyer is a Registered Company, that is required to make certain filings with the Securities and Exchange Commission (the “SEC Filings”) regarding fiscal year 2004 (the “Audited Year”) for the Property, the Seller shall provide the Buyer’s independent auditor (the “Independent Auditor”) with the following as requested by the Independent Auditor in writing and to the extent in Seller’s possession:

1.	Rent roll as of the end of the Audited Year;

2.	Revenue and Expense Trial Balance for the Audited Year;

3.	Access to the general ledger for the Audited Year;

4.	Cash receipts schedule for each month in the Audited Year;

5.	Access to invoices for expenses in the Audited Year;

6.	Access to a ledger of capital additions for the Audited Year from which the Independent Auditor can select a sample for a review of actual invoices;

7.	Accounts payable ledger;

8.	Access to accrued expense detail for the Audited Year for items selected for subsequent disbursements testing, if applicable;

9.	Check register for the 3-months following the Audited Year;

10.	Leases and 5-year lease schedules;

11.	Copies of accounts receivable aging as of the end of the Audited Year; and

12.	Signed representation letter addressed to the Independent Auditor in the form attached hereto as Exhibit M upon at least thirty (30) days written notice from the Independent Auditor.

Buyer acknowledges that certain of the above information may pertain to the entire Woodside Corporate Park rather than the property described in the Agreement. The provisions of this Paragraph shall survive the Close of Escrow until the earlier of (i) one (1) year from the date of the Close of Escrow or (ii) the date on which the S-X 3-14 audit report is filed with the SEC.

2. Seller and Buyer hereby agree that Exhibit M attached hereto shall be deemed a part of the Agreement, and inserted following Exhibit L.

3. Buyer hereby (i) waives the Major Tenant estoppel condition contained in Section 4.7(e) of the Agreement with respect to the Kleinfelder Group, Inc. lease estoppel and (ii) acknowledges and agrees that with such waiver Seller has satisfied the Tenant Estoppel Requirement condition contained in Section 4.7(e).

4. Buyer acknowledges that Seller has (i) elected to sell the property described in the Agreement as a tax-free exchange and (ii) provided the notice regarding such exchange described in Section 5.6 of the Agreement. Buyer shall cooperate with such exchange pursuant to the terms contained in Section 5.6 of the Agreement.

5. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile signature. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control. Except as expressly amended hereby, the Agreement is in full force and effect and the terms and conditions thereof are ratified and reaffirmed in their entirety.

IN WITNESS WHEREOF, each of the undersigned, by its duly authorized representative, hereby executes and delivers this Amendment as of the date first above written.

SELLER:

PS BUSINESS PARKS, L.P.

a California limited partnership

By: /S/ BRETT FRANKLIN
Name: BRETT FRANKLIN
Title: SENIOR VICE PRESIDENT

BUYER:

Triple Net Properties, LLC

a Virginia limited liability company

By: /s/ Louis Rogers
Name: LOUIS ROGERS
Title: PRESIDENT